Exhibit 3.1

ARTICLES OF INCORPORATION

OF

THE GLIMPSE GROUP, INC.

ARTICLE I - NAME

The name of the corporation is THE GLIMPSE GROUP, INC. (the “Corporation”).

ARTICLE II - PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes (“NRS”). The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE III - DURATION

The duration of the Corporation’s existence shall be perpetual.

ARTICLE IV - CAPITAL STOCK

SECTION 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 320,000,000 shares, of which 300,000,000 shares shall be Common Stock, par value $.001 per share (the “Common Stock”) and 20,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”).

SECTION 2. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate and manner of payment of dividends, if any;

(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged;

(f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

ARTICLE V - NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VI - NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected. No cumulative voting for directors, however, shall be permitted.

ARTICLE VII - BOARD OF DIRECTORS

(a) The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The manner of election and qualifications shall be provided in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors.

(b) Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

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The name and addresses of the initial Board of Directors are:

Lyron L. Bentovim

33 Blanche Ave

Demarest NJ 07627

Ariel Imas

1775 York Ave, Apt 34F

NYNY 10128

David J. Smith

29 Kenmuir Ave.

Morristown NJ 07960

ARTICLE VIII - BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE IX- LIMITATION OF DIRECTORS’ LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Nevada General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by Nevada General Corporation Law as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

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ARTICLE X - INDEMNIFICATION

Section 1. Right to Indemnification. Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney’s fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 2. Savings Clause. If this Article X or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article X that has not been invalidated and to the fullest extent permitted by law.

ARTICLE XI

REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation and the name of the initial registered agent is:

Corporate Creations Network Inc.

8275 South Eastern Avenue #200

Las Vegas, NV 89123

NAME, ADDRESS AND SIGNATURE OF INCORPORATOR

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be executed in its name by its Incorporator on June 8, 2016.

/s/ Lyron L.Bentovim
Name:	Lyron L.Bentovim
Title:	Incorporator

Address:
33 Blanche Ave
Demarest NJ 07627

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SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **THE GLIMPSE GROUP, INC.**, did on June 15, 2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 15, 2016.

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20160615-0405
You may verify this certificate
online at **http://www.nvsos.gov/**